As filed with the Securities and Exchange Commission on August ___, 1997
                                                     Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                        U.S. RESTAURANT PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)

         MARYLAND                                        75-2687420
(State or other jurisdiction of              (IRS Employer Identification No.)
  incorporation ororganization)



                             5310 HARVEST HILL ROAD
                               SUITE 270, L.B. 168
                               DALLAS, TEXAS 75230
                                 (972) 387-1487
  (Address, including zip code, and telephone number, including area code, of
                    Registrants' principal executive offices)
                             -----------------------

                                ROBERT J. STETSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             5310 HARVEST HILL ROAD
                               SUITE 270, L.B. 168
                               DALLAS, TEXAS 75230
                                 (972) 387-1487
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             -----------------------
                                   Copies to:
                             KENNETH L. BETTS, ESQ.
                         WINSTEAD SECHREST & MINICK P.C.
                           1201 ELM STREET, SUITE 5400
                               DALLAS, TEXAS 75270
                                 (214) 745-5400
                             -----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time or at one time after the effective date of the Registration Statement as determined by market conditions.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. |_| ________
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|
                             -----------------------
            (CALCULATION  OF  REGISTRATION  FEE TABLE  APPEARS ON NEXT PAGE.)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
Title of Each Class of Securities to be Registered(1)    Proposed Maximum Offering Price(2)        Amount of Registration Fee(3)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share(4)..........
----------------------------------------------------
Common Stock Warrants(5)............................
----------------------------------------------------
Preferred Stock, par value $.001 per share(6).......
----------------------------------------------------
Depositary Shares Representing Preferred Stock(7)...
--------------------------------------------------------------------------------------------------------------------------------
         Total......................................            $150,000,000                               $45,455
================================================================================================================================

(1) The Common Stock, Common Stock Warrants, Preferred Stock and Depositary Shares (collectively, the "Offered Securities") registered hereunder may be sold separately, together or as units with other Offered Securities registered hereunder.
(2) The aggregate maximum public offering price of all Offered Securities issued pursuant to this Registration Statement, including any of such securities issued upon exchange for or conversion into any other of such securities, will not exceed $ .
(3) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended. (4) Such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices or issuable upon conversion of Preferred Stock or Depositary Shares registered hereunder or upon exercise of the Common Stock Warrants registered hereunder, as the case may be.
(5) Such indeterminate amount and number of Common Stock Warrants, representing rights to purchase Common Stock registered hereunder.
(6) Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices.
(7) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts, representing a fractional interest of a share of Preferred Stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              Subject to Completion
                   Preliminary Prospectus Dated August , 1997

PROSPECTUS
                                  $150,000,000
                        U.S. RESTAURANT PROPERTIES, INC.
                 Common Stock, Common Stock Warrants, Preferred
                           Stock and Depositary Shares


         U.S. Restaurant Properties, Inc. (together with its subsidiaries, the "Company") may from time to time offer in one or more series (i) shares of its common stock, par value $.001 per share (the "Common Stock"); (ii) warrants to purchase Common Stock (the "Common Stock Warrants"); or (iii) shares or fractional shares of its preferred stock, par value $.001 per share (the "Preferred Stock"), which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts, with an aggregate public offering price of up to $150,000,000. The Common Stock, Common Stock Warrants, Preferred Stock and Depositary Shares (collectively, the "Offered Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined at the time of offering and set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

         The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Common Stock, any public offering price; (ii) in the case of Common Stock Warrants, the duration, offering price, exercise price and detachability features; (iii) in the case of Preferred Stock, the specific title, any distribution, liquidation, redemption, conversion, voting and other rights and any initial public offering price; and (iv) in the case of Depositary Shares, the fractional share of Preferred Stock represented by each such Depositary Share. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes.

         The applicable Prospectus Supplement will also contain information, where applicable, concerning all material federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

         The Offered Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.




                      The date of this Prospectus is           , 1997

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITERS, AGENTS OR DEALERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              AVAILABLE INFORMATION

         In connection with the conversion of U.S. Restaurant Properties Master L.P. (the "Predecessor") into a real estate investment trust, the Company has succeeded to the business, operations, assets and liabilities of the Predecessor and is the successor registrant to the Predecessor for purposes of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company is, and prior to the conversion the Predecessor was, subject to the informational requirements of the Exchange Act and, in accordance therewith, the Company files, and prior to the conversion the Predecessor filed, reports, proxy statements and other information, with the Securities and Exchange Commission (the "Commission"). The Company's Registration Statement on Form S-3 (the "Registration Statement"), the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company and the Predecessor can be obtained from the web site that the Commission maintains at http://www.sec.gov, or can be inspected and copied, at the prescribed rates, at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. The Common Stock is listed on the New York Stock Exchange (the "NYSE") and similar information concerning the Company may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes a part of the Registration Statement filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto, in accordance with the rules and regulations of the Commission. For further information concerning the Company and the Offered Securities, reference is hereby made to the Registration Statement and the exhibits and schedules filed therewith, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of which may be obtained from the Commission at prescribed rates. Any statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The documents listed below have been filed by the Company or the Predecessor (Commission File No. 1-9079) under the Exchange Act with the Commission and are incorporated herein by reference:

         (a) The Predecessor's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by the Form 10-K/A filed May 2, 1997;

         (b) The Predecessor's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

         (c) The Predecessor's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997;

         (d) The Predecessor's Current Report on Form 8-K dated April 14, 1997, as amended by the Form 8-K/A filed May 30, 1997;

         (e)      The Predecessor's Current Report on Form 8-K dated August 21,
                  1997;

         (f)      The Company's Current Report on Form 8-K dated August 22,
                  1997; and

         (g) The Company's Registration Statement on Form 8-A filed February 20, 1996.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing such documents.

         Any statement or information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including any exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference to the information that this Prospectus incorporates). Requests should be directed to:
U.S. Restaurant Properties, Inc., 5310 Harvest Hill Road, Suite 270, Dallas, Texas 75230, Attention: Michael D. Warren, telephone (972) 387-1487.

                           FORWARD-LOOKING INFORMATION

         Certain information both included and incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates, competition, supply and demand for properties in current and proposed market areas of the Company and general accounting principles, policies and guidelines applicable to REITs.
These risks and uncertainties should be considered in evaluating any forward-looking statements contained herein.

         In connection with the conversion of U.S. Restaurant Properties Master L.P. (the "Predecessor") into a real estate investment trust (a "REIT"), U.S. Restaurant Properties, Inc. (together with its subsidiaries, the "Company") will succeed to the operations of the Predecessor through the merger (the "Merger") of a partnership subsidiary of the Company with and into the Predecessor with the Predecessor being the surviving entity. Unless otherwise indicated, all information presented in this Prospectus assumes that the Merger has been completed.

                                   THE COMPANY

         The Company, a fully integrated, self-administered and self-managed REIT, acquires, owns, manages and selectively develops income-producing properties that it leases on a triple net basis primarily to operators of national and regional fast food and casual dining chain restaurants such as Burger King(R), Arby's(R), Dairy Queen(R), Grandy's(R) and Pizza Hut(R). At July 31, 1997, the Company's portfolio consisted of 494 restaurant properties located in 44 states operated by approximately 200 operators and representing over 45 franchise affiliations. Approximately 99.5% of the Company's portfolio is leased with an average remaining lease term of over ten years.

         The Company, together with its predecessors, has been engaged in the business of leasing restaurant properties since 1986. Prior to 1994, the Company's portfolio was limited to approximately 125 Burger King(R) restaurant properties. In May 1994, existing management assumed control of the Company and began restructuring operations in a manner that has allowed the Company to implement a number of new strategies intended to encourage Company growth. These strategies have involved the Company in new property acquisitions, merchant banking activities in which the Company acquires entire restaurant chains but retains only the real estate in order to enhance investment returns, new property developments of co-branded service centers, securing a $95 million revolving line of credit and the Merger.

         The business and operations of the Company are conducted through U.S. Restaurant Properties Operating L.P. (the "Operating Partnership"). The Operating Partnership is a totally-owned Delaware limited partnership subsidiary of the Company. The Operating Partnership does not conduct any operations that are independent from those of the Company.

         The Company is a Maryland corporation which has elected to be taxed as a REIT for federal income tax purposes for the year ending December 31, 1997. The Common Stock is traded on the NYSE under the symbol "USV." The principal executive offices of the Company are located at 5310 Harvest Hill Road, Suite 270, Dallas, Texas 75230. The telephone number is (972) 387-1487.


                                USE OF PROCEEDS

         Except as otherwise provided in the applicable Prospectus Supplement, the Company intends to use the net proceeds from any sale of the Offered
Securities for working capital and for general corporate purposes, which may include the repayment of indebtedness, the financing of capital commitments and possible future acquisitions associated with the continued expansion of the Company's business.


                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's consolidated ratios of earnings to combined fixed charges for the periods shown:


                                                     Years ended December 31,                 Six Months ended
                                                    --------------------------                ----------------
                                           1992       1993       1994      1995     1996     6/30/96     6/30/97
                                           ----       ----       ----      ----     ----     -------     -------
Ratio of Earnings to Fixed Charges        20.73x     42.60x     55.86x    20.77x    3.74x     4.02x       2.06x


         The ratios of earnings to fixed charges were computed by dividing the Company's earnings by fixed charges. For this purpose, earnings have been calculated by adding fixed charges (excluding capitalized interest) to pretax income from continuing operations. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, if any, and amortization of deferred financing costs (including amounts capitalized). To date, the Company has not issued any Preferred Stock; therefore, the ratios of earnings to combined fixed charges and Preferred Stock distributions are the same as the ratios of earnings to fixed charges.

         Prior to 1995, the operations of, and the amount of indebtedness which could be incurred by, the Predecessor were limited by its partnership agreement. In connection with the restructuring of its operations in 1995, the Predecessor's partnership agreement was amended to permit the expansion of its portfolio. Since that time, the Predecessor's acquisitions have been funded through a mixture of debt and equity, resulting in an increased fixed charge for interest expense.


                           DESCRIPTION OF COMMON STOCK

GENERAL

         Under the Company's Amended Articles of Incorporation (the "Charter"), the Company has authority to issue 60 million shares of capital stock, par value $.001 per share, with 45 million of such shares designated as Common Stock. Upon completion of the Merger, the Company will have outstanding 7,875,004 shares of Common Stock. Under Maryland law, stockholders generally are not responsible for a corporation's debts or obligations. The following descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions thereof set forth in the following documents:
(i) the Charter and (ii) the Company's By-Laws (the "By-Laws"), which documents are exhibits to the Registration Statement of which this Prospectus is a part.

TERMS

         Subject to the preferential rights of any other shares or series of capital stock and to the provisions of the Charter regarding excess stock ("Excess Stock"), holders of shares of Common Stock will be entitled to receive distributions on shares of Common Stock if, as and when authorized and declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities of the Company.

         Subject to the provisions of the Charter regarding Excess Stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock, together with any other voting stock of the Company, can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

         Holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company, except that Common Stock is convertible into Excess Stock as provided in the Charter.

         The Company intends to furnish its stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

         Subject to the provisions of the Charter regarding Excess Stock, shares of Common Stock will have equal distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

         Pursuant to the Maryland General Corporation Law ("MGCL"), a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Charter provides that in such situations the approval of a majority of the total number of the shares entitled to vote on the matter is required.

         Provisions of the Charter described below under "Restrictions on Transfers of Capital Stock," together with other provisions of the Charter and of the MGCL, may discourage a takeover or other transaction which holders of some, or a majority, of the shares of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then-prevailing market price of such shares of Common Stock.

RESTRICTIONS ON TRANSFER AND OWNERSHIP

         Following the Merger, the Company will elect to be treated as a REIT for federal income tax purposes. For the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Charter contains certain provisions restricting certain transfers and limiting the beneficial ownership, directly or indirectly, of the Company's Common Stock. See "Restrictions on Transfers of Capital Stock."

TRANSFER AGENT

         The transfer agent and registrar for the Common Stock is American Stock Transfer and Trust Company.


                      DESCRIPTION OF COMMON STOCK WARRANTS

         The Company may issue Common Stock Warrants for the purchase of Common Stock. Common Stock Warrants may be issued independently or together with any other Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Offered Securities. Each series of Common Stock Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Common Stock Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Common Stock Warrants. The following description of the Common Stock Warrants sets forth certain general terms and provisions of the Common Stock Warrants to which any Prospectus Supplement may relate. The statements below describing the Common Stock Warrants and the applicable Warrant Agreements are in all respects subject to and qualified in their entirety by any further terms and provisions that may be set forth in any applicable Prospectus Supplement.

         The applicable Prospectus Supplement will describe the terms of the Common Stock Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following: (i) the title of such Common Stock Warrants; (ii) the aggregate number of such Common Stock Warrants; (iii) the price or prices at which such Common Stock Warrants will be issued; (iv) the designation, number and terms of the shares of Common Stock purchasable upon exercise of such Common Stock Warrants; (v) the designation and terms of the other Offered Securities with which such Common Stock Warrants are issued and the number of such Common Stock Warrants issued with each such Offered

Security; (vi) the date, if any, on and after which such Common Stock Warrants and the related Common Stock will be separately transferable; (vii) the price at which each share of Common Stock purchasable upon exercise of such Common Stock Warrants may be purchased; (viii) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire; (ix) the minimum or maximum amount of such Common Stock Warrants which may be exercised at any one time; (x) information with respect to book-entry procedures, if any; (xi) a discussion of all material federal income tax considerations; and (xii) any other terms of such Common Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Common Stock Warrants.

         Each Common Stock Warrant will entitle the holder thereof to purchase such number of shares of Common Stock, as the case may be, at such exercise price as shall, in each case, be set forth in, or calculable from, the applicable Prospectus Supplement relating to the offered Common Stock Warrants. Prior to the exercise of any Common Stock Warrants, holders of such Common Stock Warrants will not have any rights of holders of Common Stock, including the right to receive payments of distributions, if any, on such Common Stock, or to exercise any applicable right to vote. After the close of business on the expiration date of any series of Common Stock Warrants (or such later date to which such expiration date may be extended by the Company), unexercised Common Stock Warrants will become void.

         Common Stock Warrants may be exercised by delivering to the Warrant Agent payment, as provided in the applicable Prospectus Supplement, of the amount required to purchase the Common Stock purchasable upon such exercise and otherwise by following the procedures specified in such Prospectus Supplement.

         The Warrant Agreements may be amended or supplemented without the consent of the holders of the Common Stock Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Common Stock Warrants and that do not adversely affect the interests of the holders of the Common Stock Warrants.

         Reference is made to the section captioned "Description of Common Stock" for a general description of the Common Stock to be acquired upon the exercise of the Common Stock Warrants, including a description of certain restrictions on the ownership or transfer of Common Stock.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL

         Under the Charter, the Company has authority to issue 10 million shares of Preferred Stock, none of which is outstanding as of the date of this Prospectus. Prior to issuance of shares of each series, the Board of Directors is required by the MGCL and the Charter to fix for each series, subject to the provisions of the Charter regarding Excess Stock, the number of shares to be included in each series and the preferences, conversion or other rights, voting
powers,   restrictions   (including   restrictions   on  transfers
of shares), limitations as to dividends, qualifications and terms or conditions of redemption, and to file articles supplementary to the Charter (the "Articles Supplementary") reflecting such terms, preferences and other rights. Except as may be expressly provided with respect to any class or series of Preferred Stock, no holder of the Preferred Stock will have any preemptive rights. The Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then-prevailing market price of such shares of Common Stock.

TERMS

         The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Charter and the By-Laws and any Articles Supplementary designating the terms of a series of Preferred Stock.

         Reference is made to the Prospectus Supplement relating to the Preferred Stock offered thereby for the specific terms thereof, including, where applicable, the following:

         (1)     The title of such Preferred Stock;

         (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

         (3) The distribution rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

         (4) The date from which distributions on such Preferred Stock shall accumulate, if applicable;

         (5)     The provision for a sinking fund, if any, for such Preferred
                 Stock;

         (6)     The provision for redemption, if applicable, of such Preferred
                 Stock;

         (7)     Any listing of such Preferred Stock on any securities exchange;

         (8) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock, including the conversion price or rate (or manner of calculation thereof);

         (9) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock;

         (10) A discussion of all material federal income tax considerations applicable to such Preferred Stock;

         (11)    The relative ranking and preference of such Preferred Stock as
                 to   distribution   rights   and  rights   upon   liquidation,
                 dissolution or winding up of the affairs of the Company;

         (12) Any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

         (13)    Any   limitations  on  direct  or  beneficial   ownership  and
                 restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

RANK

         Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to the Common Stock and to all equity securities ranking junior to such Preferred Stock with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Company.

DISTRIBUTIONS

         Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available for payment,

cash distributions at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such distribution shall be payable to holders of record as they appear on the stock transfer books of the Company on such record dates as shall be fixed by the Board of Directors.

         Distributions on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors fails to declare a distribution payable on a distribution payment date on any series of the Preferred Stock for which distributions are noncumulative, then the holders of such series of the Preferred Stock will have no right to receive a distribution in respect of the distribution period ending on such distribution payment date, and the Company will have no obligation to pay the distribution accrued for such period, whether or not distributions on such series are declared payable on any future distribution payment date.

         If Preferred Stock of any series is outstanding, no distributions will be declared or paid or set apart for payment on any capital stock of the Company of any other series ranking, as to distributions, on a parity with or junior to the Preferred Stock of such series for any period, unless (i) if such series of Preferred Stock has a cumulative distribution, full cumulative distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series for all past distribution periods and the then current distribution period, or (ii) if such series of Preferred Stock does not have a cumulative distribution, full distributions for the then current distribution period have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to distributions with the Preferred Stock of such series, all distributions declared upon Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to distributions with such Preferred Stock shall be declared pro rata so that the amount of distributions declared per share of Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Preferred Stock of such series (which shall include any accumulation in respect of unpaid distributions for prior distribution periods if such Preferred Stock provides for a cumulative distribution) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Preferred Stock of such series that may be in arrears.

         Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative distribution, full cumulative
distributions   on  the   Preferred   Stock  of  such   series   have   been  or
contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, or (ii) if such series of Preferred Stock does not have acumulative distribution, full distributions on the Preferred Stock of such series have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment for the then current distribution period, no distributions (other than in shares of Common Stock or other shares of capital stock ranking junior to the Preferred Stock of such series as to distributions and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to distributions or upon liquidation, nor shall any shares of Common Stock or any other shares of capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to distributions or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Preferred Stock of such series as to distributions and upon liquidation).

         Any distribution payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid distribution due with respect to shares of such series that remain payable.

REDEMPTION

         If so provided in the applicable Prospectus Supplement, the Preferred Stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

         The applicable Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which shall not, if such Preferred Stock does not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of the Company, the terms of such Preferred Stock may provide that if no such shares of capital stock shall have been issued, or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into the applicable shares of capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

         Notwithstanding the foregoing, unless (i) if a series of Preferred Stock has a cumulative distribution, full cumulative distributions on all outstanding shares of such series of Preferred Stock shall have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, or (ii) if a series of Preferred Stock does not have a cumulative distribution, full distributions on all shares of the Preferred Stock of such series have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no shares of such series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series. In addition, unless (i) if such series of Preferred Stock has a cumulative distribution, full cumulative distributions on all outstanding shares of such series of Preferred Stock have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, or
(ii) if such series of Preferred Stock does not have a cumulative distribution, full distributions on the Preferred Stock of such series have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of such series of Preferred Stock (except by conversion into or exchange for capital shares of the Company ranking junior to the Preferred Stock of such series as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

         If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by any other equitable manner determined by the Company.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that distributions on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date distributions will cease to accrue on such Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital stock of the Company ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable Prospectus Supplement, plus an amount equal to all distributions accrued and unpaid thereon (which shall include any accumulation in respect of unpaid cumulative distributions for prior distribution periods). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the Preferred Stock in the distribution of assets, then the holders of the Preferred Stock and all other such classes or series of capital stock ranking on parity with the Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         If liquidating distributions shall have been made in full to all holders of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

         Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

         Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock of a series remain outstanding, the Company will not, (i) without the affirmative vote or consent of the holders of at least a majority of the shares of such series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to such series of Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up of the Company or reclassify any authorized capital stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or (ii) without the affirmative vote or consent of the holders of at least a majority of the shares of such series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), amend, alter or repeal the provisions of the Charter or the Articles Supplementary for such series of Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any Event set forth in (ii) above, so long as the Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Stock, and provided further that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock or (ii) any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

         The terms and conditions, if any, upon which any series of Preferred Stock is convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the shares of Preferred Stock are convertible, the conversion price or rate (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and the provisions affecting conversion in the event of the redemption of such series of Preferred Stock.

RESTRICTIONS ON TRANSFER AND OWNERSHIP

         The provisions contained in the Charter restricting certain transfers and limiting the beneficial ownership, directly or indirectly, of the Company's outstanding capital stock will effect any shares of Preferred Stock that may from time to time be issued by the Company. See "Restrictions on Transfers of Capital Stock."

TRANSFER AGENT

         The transfer agent and registrar for the Preferred Stock will be set forth in the applicable Prospectus Supplement.


                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

         The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional interest of a share of a particular series of Preferred Stock, as specified in the applicable Prospectus Supplement. Shares of Preferred Stock of each series represented by Depositary Shares will be deposited under a separate deposit agreement (each, a "Deposit Agreement") among the Company, the depositary named therein (a "Preferred Stock Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the applicable Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt, to all the rights and preferences of the Preferred Stock represented by such Depositary Shares (including distribution, voting, conversion, redemption and liquidation rights).

         The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to a Preferred Stock Depositary, the Company will cause such Preferred Stock Depositary to issue, on behalf of the Company, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Company upon request, and the statements made hereunder relating to Deposit Agreements and the Depositary Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable Deposit Agreement and related Depositary Receipts.

DISTRIBUTIONS

         A Preferred Stock Depositary will be required to distribute all cash distributions received in respect of the applicable Preferred Stock to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to such Preferred Stock Depositary.

         In the event of a distribution other than in cash, a Preferred Stock Depositary will be required to distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to such Preferred Stock Depositary, unless such Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case such Preferred Stock Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

         No distribution will be made in respect of any Depositary Share to the extent that it represents any Preferred Stock which has been converted or exchanged.

WITHDRAWAL OF STOCK

         Upon surrender of the Depositary Receipts at the corporate trust office of the applicable Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption or converted), the holders thereof will be entitled to delivery at such office, to or upon each such holder's order, of the number of whole or fractional shares of the applicable Preferred Stock and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Stock on the basis of the proportion of Preferred Stock represented by each Depositary Share as specified in the applicable Prospectus Supplement, but holders of such shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Stock to be withdrawn, the applicable Preferred Stock Depositary will be required to deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

         Whenever the Company redeems shares of Preferred Stock held by a Preferred Stock Depositary, such Preferred Stock Depositary will be required to redeem as of the same redemption date the number of Depositary Shares representing shares of the Preferred Stock so redeemed, provided the Company shall have paid in full to such Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid distributions thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Stock. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company that preserves the REIT status of the Company.

         From and after the date fixed for redemption, all distributions in respect of the shares of Preferred Stock so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender thereof to the applicable Preferred Stock Depositary.

VOTING OF THE PREFERRED STOCK

         Upon receipt of notice of any meeting at which the holders of the applicable Preferred Stock are entitled to vote, a Preferred Stock Depositary will be required to mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such Preferred Stock. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct such Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. Such Preferred Stock Depositary will be required to vote the amount of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by such Preferred Stock Depositary in order to enable such Preferred Stock Depositary to do so. Such Preferred Stock Depositary will be required to abstain from voting the amount of Preferred Stock represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. A Preferred Stock Depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non-action is in good faith and does not result from negligence or willful misconduct of such Preferred Stock Depositary.

LIQUIDATION PREFERENCE

         In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the Depositary Share evidenced by such Depositary Receipt, as set forth in the applicable Prospectus Supplement.

CONVERSION OF PREFERRED STOCK

         The Depositary Shares, as such, will not be convertible into Common Stock or any other securities or property of the Company. Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the applicable Preferred Stock Depositary with written instructions to such Preferred Stock Depositary to instruct the Company to cause conversion of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Stock, other shares of Preferred Stock of the Company or other shares of stock, and the Company will agree that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Depositary Receipts will be issued for any Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF A DEPOSIT AGREEMENT

         Any form of Depositary Receipt evidencing Depositary Shares which will represent Preferred Stock and any provision of a Deposit Agreement will be permitted at any time to be amended by agreement between the Company and the applicable Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable Depositary Shares evidenced by the applicable Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain anticipated exceptions in the Deposit Agreements, of any holders of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with any applicable law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the applicable Deposit Agreement as amended thereby.

         A Deposit Agreement will be permitted to be terminated by the Company upon not less than 30 days' prior written notice to the applicable Preferred Stock Depositary if (i) such termination is necessary to preserve the Company's status as a REIT or (ii) a majority of each series of Preferred Stock affected by such termination consents to such termination, whereupon such Preferred Stock Depositary will be required to deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by such Preferred Stock Depositary with receipts to such Depositary Receipts. The Company will agree that if a Deposit Agreement is terminated to preserve the Company's status as a REIT, then the Company will use its best efforts to list the Preferred Stock issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, a Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares thereunder shall have been redeemed; (ii) there shall have been a final distribution in respect of the related Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Stock; or (iii) each share of the related Preferred Stock shall have been converted into stock of the Company not so represented by Depositary Shares.

CHARGES OF A PREFERRED STOCK DEPOSITARY

         The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of a Deposit Agreement. In addition, the Company will pay the fees and expenses of a Preferred Stock Depositary in connection with the performance of its duties under a Deposit Agreement. However, holders of Depositary Receipts will pay the fees and expenses of a Preferred Stock Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the applicable Deposit Agreement.

RESIGNATION AND REMOVAL OF A PREFERRED STOCK DEPOSITARY

         A Preferred Stock Depositary will be permitted to resign at any time by delivering to the Company notice of its election to do so, and the Company will be permitted at any time to remove a Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary. A successor Preferred Stock Depositary will be required to be appointed within 60 days after delivery of the notice of resignation or removal and will be required to be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

MISCELLANEOUS

         A Preferred Stock Depositary will be required to forward to holders of Depositary Receipts any reports and communications from the Company which are received by such Preferred Stock Depositary with respect to the related Preferred Stock.

         Neither a Preferred Stock Depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under a Deposit Agreement. The obligations of the Company and a Preferred Stock Depositary under a Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Stock represented by the applicable Depositary Shares), gross negligence or willful misconduct, and neither the Company nor any applicable Preferred Stock Depositary will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or shares of Preferred Stock represented thereby unless satisfactory indemnity is furnished. The Company and any Preferred Stock Depositary will be permitted to rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

         In the event a Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, such Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from the Company.


                   RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK

         For the Company to maintain its status as a REIT under the Code, shares of Common Stock must be beneficially owned by 100 or more persons during at least 335 days of the taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

         Because the Board of Directors believes it is essential for the Company to qualify as a REIT, the Charter, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 8.75% of the number of issued and outstanding shares of Common Stock of the Company, except for QSV Properties, Inc. ("QSV") which may own initially no more than 15% of the number of such outstanding shares, or
(ii) 9.8% of the number of outstanding shares of Preferred Stock of any series of Preferred Stock (together, the "Ownership Limit").

         Any purported transfer of shares of Common Stock that would (i) result in a person (other than QSV with respect to shares of Common Stock) owning, directly or indirectly, shares of Common Stock or Preferred Stock in excess of the Ownership Limit, (ii) result in QSV owning, directly or indirectly, in excess of 15% of the number of outstanding shares of Common Stock (or the decreased percentage that may be applicable), (iii) result in the Common Stock and Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iv) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (v) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, shall be null and void, and the intended transferee will acquire no rights in such shares of Common Stock or Preferred Stock. Such Common Stock or Preferred stock will be designated as Excess Stock and will be transferred automatically to a trust (the "Trust") effective on the day before the purported transfer of such Common Stock or Preferred Stock. The record holder of the shares of Common Stock or Preferred Stock that are designated as Excess Stock (the "Prohibited Owner") will be required to submit such number of shares of Common Stock or Preferred Stock to the Company for registration in the name of the Trust. The Trustee of the Trust will be designated by the Company, but will not be affiliated with the Company or any Prohibited Owner. The beneficiary of the Trust (the "Beneficiary") will be one or more not-for-profit organizations that are named by the Company.

         Excess Stock will remain issued and outstanding shares of Common Stock or Preferred Stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The Trust will receive all dividends and distributions on the Excess Stock and will hold such dividends and distributions in trust for the benefit of the Beneficiary. The Trustee will vote all Excess Stock. The Trustee will designate a permitted transferee of the Excess Stock, provided that the permitted transferee (i) purchases such Excess Stock for valuable consideration and (ii) acquires such Excess Stock without such acquisition resulting in a transfer to another Trust and resulting in the redesignation of such shares of Common Stock or Preferred Stock as Excess Stock.

         The Prohibited Owner with respect to Excess Stock will be required to repay the Trust the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Excess Stock and (ii) the record date for which was on or after the date that such shares became Excess Stock. The Prohibited Owner generally will receive from the Trustee the lesser of (a) the price per share such Prohibited Owner paid for the shares of Common Stock or Preferred Stock that were designated as Excess Stock (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) and (b) the price per share received by the Trustee from the sale of such Excess Stock. Any amounts received by the Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

         The Excess Stock will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of 90 days after the later of (i) the date of the purported transfer which resulted in such Excess Stock and (ii) the date the Company determines in good faith that a transfer resulting in such Excess Stock occurred.

         "Market Price" means the average of the Closing Prices for the ten consecutive trading days immediately preceding the relevant date. "Closing Price" on any day means the last sale price, regular way on such day, or, if no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE, or if the affected class or series of capital stock is not so listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange (including the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System) on which the affected class or series of capital stock is listed or admitted to trading or, if the affected class or series of capital stock is not so listed or admitted to trading, the last quoted price or, if not quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal automated quotation system then in use or, if the affected class or series of capital stock is not so quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board making a market in the affected class or series of capital stock, or, if there is no such market maker or such closing prices otherwise are not available, the fair market value of the affected class or series of capital stock as of such day, as determined by the Board in its discretion.

         Any person who acquires or attempts to acquire shares of Common Stock or Preferred Stock in violation of the foregoing restrictions, or any person who owned shares of Common Stock or Preferred Stock that were transferred to a Trust, will be required (i) to give immediate written notice to the Company of such event and (ii) to provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

         All certificates representing shares of Common Stock will bear a legend referring to the restrictions described above.

         All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 0.5% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding shares of Common Stock of the Company must give a written notice to the Company by January 31 of each year stating the name and address of such person, the number of shares of each class or series so owned and a description of how such shares are owned. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares of Common Stock as the Board of Directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

         These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares over the then-prevailing market price of such shares of Common Stock or which such holders might believe to be otherwise in their best interest.

                              PLAN OF DISTRIBUTION

         The Company may sell the Offered Securities through underwriters or dealers, directly to one or more purchasers (including executive officers of the Company or other persons that may be deemed affiliates of the Company), through agents or through a combination of any such methods of sale. Any underwriter involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

         The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. Further, the distribution of any Common Stock in one or more special offerings pursuant to a dividend reinvestment plan or other similar plan of the Company may be effected from time to time at a fixed price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices.

         In connection with the sale of the Offered Securities, underwriters or agents may receive compensation from the Company or from purchasers of the Offered Securities, for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Offered Securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from the Company and any profit on the resale of the Offered Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, each series of the Offered Securities will be a new issue with no established trading market, other than the Common Stock which is listed on the NYSE. Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. The Company may elect to list any series of Common Stock Warrants, Preferred Stock or Depositary Shares on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity  of, or the trading market for, the Offered Securities.

         Under agreements into which the Company may enter, underwriters, dealers and agents who participate in the distribution of the Offered Securities may be entitled to indemnification by the Company, as the case may be, against certain liabilities, including liabilities under the Securities Act.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, the Company in the ordinary course of business.


                        FEDERAL INCOME TAX CONSIDERATIONS

         Upon completion of the Merger, the Company will elect to be treated as a REIT for federal income tax commencing with its taxable year ending December 31, 1997. Based on certain assumptions and representations that are summarized below, Winstead Sechrest & Minick P.C., counsel to the Company, is of the opinion that beginning with its taxable year ending December 31, 1997, the Company has been organized in conformity with the requirements for qualification as a REIT and that its proposed method of operations described in this Prospectus will enable it to satisfy the requirements for such qualification. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. Winstead Sechrest & Minick P.C. will not monitor the Company's compliance with these requirements. While the Company expects to satisfy these tests, and will use its best efforts to do so, no assurance can be given that the Company will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect the Company and its stockholders. See "--Failure to Qualify as a REIT." The Taxpayer Relief Act of 1997 (the "Tax Act") contained several provisions affecting REIT's and is generally effective January 1, 1998. The following is a summary of the material federal income tax considerations affecting the Company as a REIT and its stockholders:

         REIT QUALIFICATION. Entities like the Company that invest principally in real estate and that otherwise would be taxed as regular corporations may elect to be treated as REITs when they satisfy certain detailed requirements imposed by the Code. If the Company qualifies for taxation as a REIT, it generally will not be subject to corporate income tax to the extent the Company currently distributes its REIT taxable income to its stockholders. This treatment effectively eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) imposed on investments in most corporations. A qualifying REIT, however, may be subject to certain excise and other taxes, as well as to normal corporate tax on taxable income that is not currently distributed to its stockholders. See "-- Taxation of the Company as a REIT." In addition, if the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates on all of its taxable income.

         GENERAL QUALIFICATION REQUIREMENTS. The Company must be organized as an entity that would, if it does not maintain its REIT status, be taxable as a regular corporation. It cannot be a financial institution or an insurance company. The Company must be managed by one or more directors. The Company's taxable year must be the calendar year. The Company expects to meet each of these requirements. The Company also expects to satisfy the requirements that are separately described below concerning share ownership and reporting, the nature and amounts of the Company's income and assets and the levels of required annual distributions.

         SHARE OWNERSHIP; REPORTING. Beneficial ownership of the Company must be and is evidenced by transferable shares. The Company's capital stock must be held by at least 100 persons during at least

335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Not more than 50% of the value of the shares of capital stock of the Company may be held, directly or indirectly, applying certain constructive ownership rules, by five or fewer individuals at any time during the last half of each of the Company's taxable years. The Company is not required to satisfy the 100 person and 50% tests until its second taxable year for which an election is made to be taxed as a REIT. The Company believes that its shares of Common Stock will be owned by a sufficient number of investors and in appropriate proportions to permit it to satisfy these requirements. To protect against violations of these requirements, the Articles will provide that no person is permitted to own (applying certain constructive ownership tests) more than 8.75% of the outstanding Common Stock (except for QSV which can initially own up to 15% of the outstanding Common Stock, subject to reduction under certain circumstances) or 9.8% of the outstanding Preferred Stock. In addition, the Articles will contain restrictions on transfers of capital stock, as well as provisions that automatically convert shares of stock into nonvoting, non-dividend paying Excess Stock to the extent that the ownership otherwise might jeopardize the Company's REIT status.

         To monitor the Company's compliance with the share ownership requirements, the Company is required to and will maintain records disclosing the actual ownership of common shares. To do so, the Company will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand will be maintained as part of the Company's records. Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and certain other information.

         SOURCES OF GROSS INCOME. In order to qualify as a REIT for a particular year, the Company also must meet three tests governing the sources of its income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT's income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT invests, and any such income will retain the character that it has in the hands of the partnership. The Code allows the Company to own and operate a number of its properties through wholly-owned subsidiaries which are "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and such items of the REIT.

         75% GROSS INCOME TEST. At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to the Company are: (i) rents from real property; (ii) interest on loans secured by real property; (iii) gain from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of the Company's trade or business, referred to below as "dealer property"); (iv) income from the operation and gain from the sale of certain property acquired in connection with the foreclosure of a mortgage securing that property ("foreclosure property"); (v) distributions on, or gain from the sale of, shares of other qualifying REITs; (vi) abatements and refunds of real property taxes; and (vii) "qualified temporary investment income" (described below). In evaluating the Company's compliance with the 75% income test (as well as the 95% income test described below), gross
income does not  include  gross  income  from   "prohibited   transactions."
A prohibited transaction is one involving a sale of dealer property, not including foreclosure property and certain dealer property held by the Company for at least four years.

         The Company expects that substantially all of its operating gross income will be considered rent from real property. Rent from real property is qualifying income for purposes of the 75% income test only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. The Company does not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. The Company does not intend to lease property and receive rentals based on the tenant's net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property and the Company will have leases where rent is based on a percentage of gross income. Also excluded from "rents from real property" is rent received from a person or corporation in which the Company (or any of its 10% or greater owners) directly or indirectly through the constructive ownership rules contained in Section 318 of the Code, owns a 10% or greater interest ("Related Party Tenant Rent"). The Company, through such attribution rules, owns greater than a 10% interest in one tenant which leases three (3) Burger King restaurant properties from the Operating Partnership. However, such non-qualifying income is less than 3.5% of total gross income of the Operating Partnership. A third exclusion covers amounts received with respect to real property if the Company furnishes services to the tenants or manages or operates the property, other than through an "independent contractor" from whom the Company does not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant (applying standards that govern in evaluating whether rent from real property would be unrelated business taxable income when received by a tax exempt owner of the property). The Tax Act provides a de minimis rule for non-customary services which is effective for taxable years beginning after August 5, 1997. If the value of the non-customary service income with respect to a property (valued at no less than 150% of the Company's direct cost of performing such services is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as "rents from real property." This provision will be effective for the Company's taxable year ending December 31, 1998.

         The Company will, in most instances, directly operate and manage its assets without using an "independent contractor." The Company believes that the only material services to be provided to tenants will be those usually or customarily rendered in connection with the rental of space for occupancy only. The Company will not provide services that might be considered rendered primarily for the convenience of the tenants, such as hotel, health care or extensive recreational or social services. Consequently, the Company believes that substantially all of its rental income will be qualifying income under the 75% income test, and that the Company's provision of services will not cause the rental income to fail to be included under that test.

         Upon the Company's ultimate sale of properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

         95% GROSS INCOME TEST. In addition to earning 75% of its gross income from the sources listed above, at least an additional 20% of the Company's gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

         FAILING THE 75% OR 95% TESTS; REASONABLE CAUSE. As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources (such as brokerage commissions or other fees for services rendered) the Company may receive certain types of such income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant and such income and other nonqualifying income (including Related Party Tenant Rent, as discussed above) are expected to be at all times less than 5% of the Company's annual gross income. While the Company does not anticipate that it will earn substantial amounts of nonqualifying income, if nonqualifying income exceeds 5% of the Company's gross income, the Company could lose its status as a REIT. The Company may establish subsidiaries of which the Company will hold less than 10% of the Voting Stock to hold assets generating non-qualifying income. The gross income generated by these subsidiaries would not be included in the Company's gross income. However, dividends from such subsidiaries to the Company would be included in the Company's gross income and qualify for the 95% income test.

         If the Company fails to meet either the 75% or 95% income tests during a taxable year, it may still qualify as a REIT for that year if (i) it reports the source and nature of each item of its gross income in its federal income tax return for that year; (ii) the inclusion of any incorrect information in its return is not due to fraud with intent to evade tax; and (iii) the failure to meet the tests is due to reasonable cause and not to willful neglect. However, in that case the Company would be subject to a 100% tax based on the greater of the amount by which it fails either the 75% or 95% income tests for such year. See "-- Taxation of the Company as a REIT."

         30% INCOME TEST. The Company also must earn less than 30% of its gross income from the sale or other disposition of: (i) real property and loans secured by real property held for less than four years (other than foreclosure property and involuntarily conversions), (ii) stock or securities held by the Company for less than one year and (iii) property in a prohibited transaction. The 30% income test does not have a reasonable cause exception as do the 75% and 95% income tests. Consequently, a failure to meet the 30% income test would terminate the Company's status as a REIT. Because the Company expects to hold its assets for long-term investment and does not anticipate selling them within four years, the Company expects to comply with this requirement. The Tax Act repeals the 30% gross income test for taxable years beginning after its enactment on August 5, 1997. Thus, the 30% gross income test will apply only to the Company's taxable year ending December 31, 1997.

         CHARACTER OF ASSETS OWNED. On the last day of each calendar quarter, the Company also must meet two tests concerning the nature of its investments. First, at least 75% of the value of the total assets of the Company generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, "real estate assets" include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but exclude mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date the Company receives the new capital. Second, although the balance of the Company's assets generally may be invested without restriction, the Company will not be permitted to own (i) securities of any one non-governmental issuer that represent more than 5% of the value of the Company's total assets or (ii) more than 10% of the outstanding voting securities of any single issuer. A REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

         The Company anticipates that it will comply with these asset tests. While some portion of its assets initially may be invested in qualifying temporary debt investments, substantially all of the Company's investments will be in properties which should represent qualifying real estate assets.

         ANNUAL DISTRIBUTIONS TO STOCKHOLDERS. To maintain REIT status, the Company generally must distribute to its stockholders in each taxable year at least 95% of its net ordinary income (capital gain is not required to be distributed). More precisely, the Company must distribute an amount equal to (i) 95% of the sum of (a) its "REIT Taxable Income" before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on such income, minus (ii) certain limited categories of "excess noncash income" (including as a result of the Tax Act, inter alia, cancellation of indebtedness and original issue discount income). REIT Taxable Income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 15 years following the year in which it was incurred.

         A REIT may satisfy the 95% distribution test with dividends paid during the taxable year and with certain dividends paid after the end of the taxable year. Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to stockholders of record on a date during the last calendar quarter of that prior year are treated as paid on December 31 of the prior year (for both the Company and its stockholders). Other dividends declared before the due date of the Company's tax return for the taxable year (including extensions) also will be treated as paid in the prior year for the Company if they are paid (i) within 12 months of the end of such taxable year and

(ii) no later than the Company's next regular distribution payment. Dividends that are paid after the close of a taxable year and do not qualify under the rule governing payments made in January that is described above will be taxable to the shareholders in the year paid, even though they may be taken into account by the Company for a prior year. A nondeductible excise tax equal to 4% will be imposed on the Company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of the Company's "ordinary income" plus (b) 95% of the Company's capital gain net income plus (c) any undistributed income from prior periods.

         The Company will be taxed at regular corporate rates to the extent that it retains any portion of its taxable income (e.g., if the Company distributes only the required 95% of its taxable income, it would be taxed on the retained 5%). Under certain circumstances the Company may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for the Company's funds, or due to timing differences between tax reporting and cash receipts and disbursements (i.e., income may have to be reported before cash is received, or expenses may have to be paid before a deduction is allowed). Although the Company does not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event that such circumstances do occur, then in order to meet the 95% distribution requirement, the Company may cause the Operating Partnership to arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends.

         If the Company fails to meet the 95% distribution requirement because of an adjustment to the Company's taxable income by the IRS, the Company may be able to cure the failure retroactively by paying a "deficiency dividend" (as well as applicable interest and penalties) within a specified period.

         TAXATION OF THE COMPANY AS A REIT. The Company will adopt the calendar year for federal income tax purposes, and will use the accrual method of accounting. For each taxable year in which the Company qualifies as a REIT, it generally will be taxed only on the portion of its taxable income that it retains (which will include any undistributed net capital gain), because the Company will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent such class is entitled to such preference. The Company does not anticipate that it will pay any such preferential dividends. The Articles provide for the automatic exchange of outstanding shares for Excess Stock in circumstances in which the Company's REIT status might otherwise be put into jeopardy (i.e., if a person attempts to acquire a block of shares that would be sufficient to cause the Company to fail the requirement that five or fewer individuals may not own more than 50% of the value of the outstanding shares). Because Excess Stock will represent a separate class of outstanding shares, the fact that those shares will not be entitled to dividends should not adversely affect the Company's ability to deduct its dividend payments.

         Even if it qualifies as a REIT, the Company will be subject to tax in certain circumstances. The Company would be subject to tax on any income or gain from foreclosure property at the highest corporate rate (currently 35%). A confiscatory tax of 100% applies to any net income from prohibited transactions. In addition, if the Company fails to meet either the 75% or 95% source of income tests described above, but still qualifies for REIT status under the reasonable cause exception to those tests, a 100% tax would be imposed equal to the amount obtained by multiplying (i) the greater of the amount, if any, by which it failed either the 75% income test or the 95% income test, times (ii) the ratio of the Company's REIT Taxable Income to the Company's gross income (excluding capital gain and certain other items).
The Company also will be subject to the alternative minimum tax on items of tax preference (excluding items specifically allocable to the Company's stockholders). Finally, under regulations that are to be promulgated, the Company also may be taxed at the highest regular corporate tax rate on any built-in gain (i.e., the excess of value over adjusted tax basis) attributable to assets that the Company acquires in certain tax-free corporate transactions, to the extent the gain is recognized during the first ten years after the Company acquires such assets.

         FAILURE TO QUALIFY AS A REIT. For any taxable year in which the Company fails to qualify as a REIT and certain relief provisions do not apply, it would be taxed at regular corporate rates on all of its taxable income. Distributions to its stockholders would not be deductible in computing that taxable income, and distributions would no longer be required to be made. Any corporate level taxes generally would reduce the amount of cash available to the Company for distribution to its stockholders and, because the stockholders would continue to be taxed on the distributions they receive, the net after tax yield to the shareholders from their investment in the Company likely would be reduced substantially. As a result, the Company's failure to qualify as a REIT during any taxable year could have a material adverse effect upon the Company and its stockholders. If the Company loses its REIT status, unless certain relief provisions apply, the Company will not be eligible to elect REIT status again until the fifth taxable year which begins after the first year for which the Company's election was terminated.

         TAXATION OF STOCKHOLDERS. Distributions generally will be taxable to stockholders as ordinary income to the extent of the Company's earning and profits. Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the stockholders on December 31 of the calendar year during which they were declared. Distributions paid to stockholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a stockholder who is subject to the passive activity rules. Distributions designated by the Company as capital gains dividends generally will be taxed as long term capital gains to stockholders to the extent that the distributions do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of any such capital gains dividends as ordinary income. The Tax Act provides that beginning with the taxable year ended December 31, 1998, if the Company elects to retain and pay income tax on any net long-term capital gain, stockholders of the Company would include in their income as long-term capital gain their proportionate share of such net long-term capital gain. Such stockholders would receive a credit for such stockholder's proportionate share of the tax paid by the Company on such retained capital gains and an increase in basis in the stock of the Company in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax paid by the Company. Distributions by the Company, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations. Stockholders are not permitted to deduct losses or loss carry-forwards of the Company. Future regulations may require that the stockholders take into account, for purposes of computing their individual alternative minimum tax liability, certain tax preference items of the Company.

         The Company may generate cash in excess of its net earnings. If the Company distributes cash to stockholders in excess of the Company's current and accumulated earnings and profits (other than as a capital gain dividend), the excess cash will be deemed to be a return of capital to each stockholder to the extent of the adjusted tax basis of the shareholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares of stock. A stockholder who has received a distribution in excess of current and accumulated earnings and profits of the Company may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

         Generally, gain or loss realized by a stockholder upon the sale of Common Stock will be reportable as capital gain or loss. If a stockholder receives a long-term capital gain dividend from the Company and has held the shares of stock for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss, to the extent of the corresponding long-term capital gain dividend received.

         In any year in which the Company fails to qualify as a REIT, the stockholders generally will continue to be treated in the same fashion described above, except that none of the Company dividends will be eligible for treatment as capital gains dividends, corporate stockholders will qualify for the dividends received deduction and the stockholders will not be required to report any share of the Company's tax preference items.

         BACKUP WITHHOLDING. The Company will report to its stockholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a stockholder is subject to backup withholding, the Company will be required to deduct and withhold from any dividends payable to that stockholder a tax of 31%. These rules may apply (i) when a stockholder fails to supply a correct taxpayer identification number, (ii) when the IRS notifies the Company that the stockholder is subject to the rules or has furnished an incorrect taxpayer identification number, or (iii) in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required. A stockholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the stockholder's federal income tax liability. The Company also may be required to withhold a portion of capital gain distributions made to stockholders who fail to certify their non-foreign status to the Company.

         TAXATION OF TAX EXEMPT ENTITIES. In general, a tax exempt entity that is a stockholder of the Company will not be subject to tax on distributions from the Company or gain realized on the sale of shares. In Revenue Ruling 66-106, the IRS specifically confirmed that a REIT's distributions to a tax exempt employees' pension trust did not constitute unrelated business taxable income ("UBTI"). A tax exempt entity may be subject to UBTI, however, to the extent that it has financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code. The Revenue Reconciliation Act of 1993 has modified the rules for tax exempt employees' pension and profit sharing trusts which qualify under Section 401(a) of the Code and are exempt from tax under Section 501(a) of the Code ("qualified trusts") for tax years beginning after December 31, 1993. Under the new rules, in determining the number of stockholders a REIT has for purposes of the "50% test" described above under "--REIT Qualification-- Share Ownership; Reporting," generally, any stock held by a qualified trust will be treated as held directly by its beneficiaries in proportion to their actuarial interests in such trust and will not be treated as held by such trust.

         A qualified trust owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as UBTI. The percentage is determined by dividing the REIT's gross income (less direct expenses related thereto) derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because of the change in the 50% test discussed above and if the trust is "predominantly held" by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT. The Company does not expect to meet either of the requirements.

         For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in the Company will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by the investment in the Company. These prospective investors should consult their own tax advisors concerning the "set aside" and reserve requirements.

         TAXATION OF FOREIGN INVESTORS. The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares of Common Stock, including any reporting requirements, as well as the tax treatment of such an investment under the laws of their home country.

         Dividends that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a United States trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation). The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Stockholder unless
(i) the Non-U.S. Stockholder files on IRS Form 1001 claiming that a lower treaty rate applies or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company claiming that the dividend is effectively connected income. Dividends in excess of current and accumulated earnings and profits of the Company will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder's shares of stock, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. If it cannot be determined at the time a dividend is paid whether or not such dividend will be in excess of current and accumulated earnings and profits, the dividends will be subject to such withholding. The Company does not intend to make quarterly estimates of that portion of dividends that are in excess of earnings and profits, and, as a result, all dividends will be subject to such withholding. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS.

         For any year in which the Company qualifies as a REIT, dividends that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, those dividends are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, dividends subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to treaty exemption. The Company is required by the Code and applicable Treasury Regulations to withhold 35% of any dividend that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and therefore the sale of shares will not be subject to taxation under FIRPTA. Because the shares of Common Stock will be publicly traded, however, no assurance can be given that the Company will remain a "domestically controlled REIT." However, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the shares of Common Stock is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (and may also be subject to the 30% branch profits tax in the case of a corporate Non-U.S. Stockholder, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the

Company were not a domestically controlled REIT, whether or not a Non-U.S. Stockholder's sale of shares of Common Stock would be subject to tax under FIRPTA would depend on whether or not the shares of Common Stock were regularly traded on an established securities market (such as the NYSE) and on the size of selling Non-U.S. Stockholder's interest in the Company. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of such shares of Common Stock may be required to withhold 10% of the gross purchase price.

         Upon the death of a foreign individual stockholder, the investor's shares will be treated as part of the investor's U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable estate tax treaty.

         STATE AND LOCAL TAXES. The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.


                                  LEGAL MATTERS

         The validity of the Offered Securities issued hereunder, as well as legal matters described under "Federal Income Tax Considerations," will be passed upon for the Company by Winstead Sechrest & Minick P.C., Dallas, Texas, and certain legal matters will be passed upon for any underwriters, dealers or agents by the counsel named in the applicable Prospectus Supplement. Winstead Sechrest & Minick P.C. will rely as to certain matters of Maryland law on the opinion of Piper & Marbury L.L.P., Baltimore, Maryland.


                                     EXPERTS

     The consolidated financial statements of the Predecessor as of December 31, 1996 and 1995, the related consolidated statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1996 which are incorporated herein by reference from the Predecesso's Annual Report on Form 10-K and the balance sheet of the Company as of February 4, 1997, which is incorporated herein by reference from the Company's Current Report on Form 8-K dated August 22, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


         The financial statements listed below of the following entities which are incorporated herein by reference from the Predecessor's Current Report on Form 8-K dated August 21, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing: (i) Charleston's of Norman, Inc. Statement of Revenues and Certain Expenses for the fifty-two week period ended March 23, 1997; (ii) Statement of Revenues and
Certain Expenses of the Property Sold to U.S. Restaurant Properties Master L.P. by David E. Rodgers - Trustee for the year ended December 31, 1996; (iii) Statement of Revenues and Certain Expenses of Magazine Company Property Sold to U.S. Restaurant Properties Master L.P. for the year ended December 31, 1996;
(iv) Statement of Revenues and Certain Expenses of Ribbit Holdings, Inc. Property Sold to U.S. Restaurant Properties Master L.P. for the nine months ended June 30, 1997; (v) Combined Statement of Revenues and Certain Expenses of Selected Properties Sold to U.S. Restaurant Properties Master L.P. (Taco Cabana Acquisition) for the year ended December 31, 1996; (vi) Combined Statement of Revenues and Certain Expenses of BCL II, L.P. Properties Sold to U.S. Restaurant Properties Master L.P. for the year ended December 31, 1996; and (vii) Combined Statement of Revenues and Certain Expenses of Selected Properties Sold to U.S. Restaurant Properties Master L.P. (Midon Acquisition) for the year ended December 31, 1996.

     The financial statements listed below of the following entities which are incorporated herein by reference from the Predecessor's Current Report on Form 8-K dated April 14, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated by reference herein and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing: (i) Combined Statement of Revenues and Certain Expenses of RR Restaurant 1986-1 Properties Sold to U.S. Restaurant Properties Master L.P. for the year ended December 31, 1996; (ii) Selected Properties Sold to U.S. Restaurant Properties Master L.P. (Bruegger's Acquisition) for the year ended December 31, 1996; and (iii) Statement of Revenues and Certain Expenses of Tulip Properties Limited Property Sold to U.S.Restaurant Properties Master L.P. for the year ended December 31, 1996.

         The audit of the Statement of Revenues and Direct Operating Expenses Applicable to Seventy-Five Arby's Restaurant Properties Acquired by U.S. Restaurant Properties Master L.P. for the year ended December 28, 1996 which has been incorporated herein by reference from the Predecessor's Current Report on Form 8-K dated April 14, 1997, has been audited by Coopers & Lybrand L.L.P., independent auditors, as stated in their reports and included and incorporated herein by reference, and have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the fees and expenses (not including underwriting commissions and fees) in connection with the issuance and distribution of the securities being registered hereunder. Except for the Securities and Exchange Commission registration fee and the NASD filing fee, all amounts are estimates.


Securities and Exchange Commission
  registration fee.........................................            $45,455

NASD filing fee............................................

NYSE filing fees............................................           _______*

Accounting fees and expenses................................           _______*

Attorneys' fees and expenses................................           _______*

Blue sky fees and expenses..................................           _______*

Miscellaneous expenses......................................           _______*

         Total..............................................          $_______*

---------------------
*      To be filed by  amendment  or by a current  report on Form 8-K
       pursuant  to  the   Securities   Exchange  Act  of  1934,   as
       appropriate.

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Charter obligates the Company to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Maryland law. The Maryland General Corporation Law (the "MGCL") permits a corporation, subject to certain limitations, to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Company's Board of Directors may make further provision for indemnification of directors and officers as may be permitted by law.

         The MGCL permits the Charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) it is proved that the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Charter contains a provision providing for elimination of the liability of its directors or officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

ITEM 16.  EXHIBITS.

   1.1   Form of  Underwriting  Agreement  (for  Common  Stock)*
   1.2   Form of  Underwriting  Agreement  (for  Common  Stock  Warrants)*
   1.3   Form of Underwriting  Agreement (for Preferred  Stock)*
   3.1 Amended Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (File No. 333-21403))
   3.2 By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (File No. 333-21403))
   3.3   Form of Articles Supplementary of the Company (for Preferred Stock)*
   3.4 Form of Amended and Restated Agreement of Limited Partnership of the Operating Partnership*
   4.1   Specimen of Common Stock Certificate (incorporated by reference to
         Exhibit 4.1 to the Company's Registration Statement on Form S-4 (File No. 333-21403))
   4.2   Form of Common Stock Warrant Agreement*
   4.3   Form of Preferred Stock Certificate*
   4.4   Form of Deposit Agreement (for Preferred Stock)*
   5.1   Opinion of Winstead Sechrest & Minick P.C.
   8.1   Opinion of Winstead Sechrest & Minick P.C. re: tax matters
   12    Calculation of Ratios of Earnings to Fixed Charges
   23.1  Consent of Deloitte & Touche LLP
   23.2  Consent of Coopers & Lybrand L.L.P.
   23.3 Consent of Winstead Sechrest & Minick P.C. (contained in its opinions filed as Exhibits 5.1 and 8.1)
   24    Powers of Attorney (included on page II-5)
   -----------------------------
   *        To be filed by  amendment  or by a current  report on Form 8-K
            pursuant  to  the   Securities   Exchange  Act  of  1934,   as
            appropriate.

ITEM 17.  UNDERTAKINGS.

         (a)  Each of the undersigned registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that subparagraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section
10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August ____, 1997.

                                       U.S. RESTAURANT PROPERTIES, INC.


                                       By:
                                          ---------------------------------
                                          Robert J. Stetson
                                          President and Chief Executive Officer

         Each of the undersigned directors and officers of U.S. Restaurant Properties, Inc. hereby appoints each of Robert J. Stetson and Fred H. Margolin to sign on his behalf all pre-effective and post-effective amendments to this Registration Statement and to carry out any other acts and sign any other documents that such individual considers necessary or advisable in connection with this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

    Signature                       Title                          Date
    ---------                       -----                          ----

-----------------          President and Chief Executive      ___________, 1997
Robert J. Stetson          Officer and Director
                           (Principal Executive Officer
                           and Principal Financial Officer)


-----------------          Chairman of the Board of           ___________, 1997
Fred H. Margolin           Directors, Secretary and
                           Treasurer

-----------------          Director                           ___________, 1997
Gerald H. Graham

-----------------          Director                           ___________, 1997
David K. Rolph

-----------------          Director                           ___________, 1997
Darry L. Rolph

-----------------          Director                           ___________, 1997
Eugene G. Taper

                                  EXHIBIT INDEX


   Exhibit
     No.                         Description                                         Page No.
   -------                       -----------                                         --------
     1.1      Form  of  Underwriting  Agreement  (for  Common  Stock)*
     1.2      Form  of  Underwriting  Agreement  (for  Common  Stock Warrants)*
     1.3      Form  of  Underwriting  Agreement  (for  Preferred  Stock)*
     3.1      Amended  Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration
              Statement on Form S-4 (File No. 333-21403))
     3.2      By-Laws of the Company  (incorporated  by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (File No.
              333-21403))
     3.3      Form of Articles Supplementary of the Company (for Preferred Stock)*
     3.4      Form of Amended and Restated Agreement of Limited Partnership of
              the Operating Partnership*
     4.1      Specimen of Common Stock Certificate (incorporated by reference to
              Exhibit 4.1 to the Company's Registration Statement on Form S-4
              (File No. 333-21403))
     4.2      Form of Common Stock Warrant Agreement*
     4.3      Form of Preferred Stock Certificate*
     4.4      Form of Deposit Agreement (for Preferred Stock)*
     5.1      Opinion of Winstead Sechrest & Minick P.C.
     8.1      Opinion of Winstead Sechrest & Minick P.C. re: tax matters
     12       Calculation of Ratios of Earnings to Fixed Charges
    23.1      Consent of Deloitte & Touche LLP
    23.2      Consent of Coopers & Lybrand L.L.P.
    23.3      Consent of Winstead Sechrest & Minick P.C. (contained in its opinions filed as Exhibits 5.1 and 8.1)
     24       Powers of Attorney (included on page II-5)


-------------------------------
* To be filed by amendment or by a current report on Form 8-K pursuant to the Securities Exchange Act of 1934, as appropriate.